EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm
The Allied Defense Group, Inc.
Vienna, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-101724) and Form S-8 (Nos. 2-96771, 33-25677, 33-41422, 33-45303, 33-57170 and 33-57172) of The Allied Defense Group, Inc. of our report dated March 24, 2008, relating to the consolidated financial statements and financial statement schedules which appears in this Form 10-K.

/s/ BDO Seidman LLP

Bethesda, Maryland
March 24, 2008

E-3